SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

              ______________________________________________


                                 FORM 8-K



                              CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934





     Date of Report (Date of earliest event reported): August 17, 1994


                           CBI Industries, Inc.

          (Exact name of registrant as specified in its charter)


Delaware                 1-7833                   36-3009343
(State or other          (Commission              (IRS Employer
jurisdiction             File Number)             Identification
of Incorporation)                                 No.


                            800 Jorie Boulevard
                  Oak Brook, Illinois 60521-2268
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number including area code:  708-572-7000

Item 5.        Other Events.

          CBI Na-Con, Inc., a contracting subsidiary of the Company, has settled the previously reported litigation between itself and Marathon Oil Company. CBI Na-Con agreed to pay Marathon Oil Company an amount that is within the Company's available reserves.

      The settlement related to a previously reported judgment entered by a court in Harris County, Texas in April, 1994, in favor of Marathon Oil Company against CBI Na-Con. The judgment resulted from the trial of a lawsuit involving a previously reported crane accident that occurred on October 30, 1987 at the Marathon Refinery in Texas City, Texas while CBI Na-Con was working at the refinery and a lift was being made with the crane. In addition to the settlement with Marathon, CBI Na-Con had previously reached settlements with all but about 15 of the 4,300 (approximate) third-party plaintiffs who brought suit as a result of the incident. Recovery by CBI from its insurers is subject to the previously reported litigation pending between CBI and its insurers regarding coverage for the accident in which the insur ers have denied coverage based on certain pollution exclusions in the policies.

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CBI INDUSTRIES, INC.



                                   By: /S/ B.T. Adams
                                        B.T. Adams
                                        Vice President and
                                        Treasurer

Dated:   August 17, 1994